UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
April 25, 2008 (April 21, 2008)
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

One Ridgmar Centre
6500 W. Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive office)	(Zip code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Compensation Matters
     On April 21, 2008, the Board of Directors (the “Board”) of Approach Resources Inc. (the “Company”) ratified a performance-based incentive award program for executive officers in 2008 (the “2008 Incentive Program”). The 2008 Incentive Program was approved by the Compensation and Nominating Committee of the Board (the “Committee”) on April 18, 2008 and will be described in the Company’s proxy statement for its 2008 annual meeting of stockholders to be filed with the Securities and Exchange Commission on or before April 29, 2008.
     Awards under the 2008 Incentive Program (“Annual Incentive Awards”) are made pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). Annual Incentive Awards are determined as a percentage of an executive officer’s annual base salary and paid to the executive officer upon the achievement of Company-wide performance targets in four categories, plus one individual performance category.
     The Committee established a minimum, or “threshold,” and maximum, or “excellent,” performance target for each performance category. The Company is required to reach the threshold target in a performance category before a participant receives any credit for such category in the calculation of his or her Annual Incentive Award. If the Company exceeds the threshold level for a performance category, the amount of the Annual Incentive Award attributable to that category is capped at the excellent level. If the Company’s performance falls between the threshold and maximum level, then the amount of the Annual Incentive Award attributable to that category is calculated on a pro-rata basis between the threshold and maximum levels, commensurate with the level of performance achieved.
     The five performance categories established with respect to the Annual Incentive Awards for 2008 are shown in the table below, together with the target levels of achievement with respect to each category (except individual performance) and the relative weight assigned to each category. Four of the performance categories are Company-wide performance measures and the fifth category (individual performance) is personal to each executive and discretionary for the Committee. The individual performance category allows the Committee to consider individual performance such as successful supervision of significant Company projects, cost reductions, overall safety or environmental record, demonstrated departmental leadership and other contributions to the Company.

	2008 Performance Targets
Performance Category	Weight	Threshold	Excellent

Production growth	25%	10%	20%
Reserve volume growth	25%	10%	20%
Net asset value per share growth	20%	15%	25%
EBITDAX per share growth	20%	20%	30%
Individual performance	10%

	100%
     In addition to selecting the performance categories discussed above, the Committee approved the Annual Incentive Award targets (expressed as a percentage of annual salary) for each of the Company’s named executive officers, as set forth in the table below. For 2008, the Annual Incentive Award amount payable to each named executive officer will be based upon the Company’s performance in each of the four company-wide performance categories and the officer’s individual performance category. The annual incentive payout percentage will be the sum of the percentage performance targets calculated for each performance category. The actual performance payout amounts for each category are graduated between each performance target in accordance with a predetermined formula that measures performance on a linear, pro-rata basis between the threshold and excellent levels.

	Annual Incentive Award
	Percent of Annual Salary
	Threshold	Excellent

President and CEO	50%	150%
Executive Vice Presidents	50%	100%
Senior Vice Presidents	35%	75%
     The Committee cannot increase payout amounts under the 2008 Incentive Program. The Committee can, however, in its reasonable discretion, reduce the payout amounts under the program after taking into account special or unusual factors that may have contributed to the achievement of target performance measures such as acquisitions, commodity prices or other such factors deemed appropriate by the Committee.
     The foregoing description of Annual Incentive Awards granted pursuant to the 2007 Plan is qualified in its entirety by reference to the complete text of the 2007 Plan, which is filed as Exhibit 10.6 to the Company’s registration statement on Form S-1 filed July 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: April 25, 2008